Exhibit 10.22(d)

FOURTH AMENDMENT TO LEASE

FOURTH AMENDMENT TO LEASE dated as of this 28th day of January 2020 by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and RADIUS HEALTH, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated May 14, 2014 (the “Lease”), Landlord did lease to Tenant, and Tenant did hire and lease from Landlord, certain premises containing approximately 8,490 square feet of rentable floor area located on the first (1st) floor (referred to in the First Amendment (hereinafter defined) as the “Initial Premises”) of the building known and numbered as 950 Winter Street, Waltham, Massachusetts (the “Building”).

By First Amendment to Lease dated as of September 9, 2015 (the “First Amendment”), Tenant (i) leased from Landlord an additional 8,176 square feet of rentable floor area located on the first (1st) floor of the Building (referred to in the First Amendment as the “Expansion Premises 1”), (ii) leased from Landlord an additional 10,542 square feet of rentable floor area (referred to in the First Amendment as the “Rentable Floor Area of the Expansion Premises 2”) located on the first (1st) floor of the Building (referred to in the First Amendment as the “Expansion Premises 2”, the Initial Premises, the Expansion Premises 1, and the Expansion Premises 2, hereinafter collectively referred to as the “Premises”), and (iii) extended the Term of the Lease, upon all of the same terms and conditions set forth in the Lease except as set forth in the First Amendment.

By Second Amendment to Lease dated as of April 22, 2016 (the “Second Amendment”), Landlord and Tenant agreed to increase the size of Expansion Premises 1 by 432 square feet of rentable floor area, upon all of the same terms and conditions set forth in the Lease except as set forth in the Second Amendment.

By Third Amendment to Lease dated as of May 23, 2018 (the “Third Amendment”), Landlord and Tenant agreed that the Expansion Premises 2 contains 9,455 square feet of rentable floor area, which is 1,087 square feet less than the 10,542 square feet of rentable floor area that is set forth as the “Rentable Floor Area of the Expansion Premises 2” in the First Amendment.

Landlord and Tenant have agreed to extend the Term of the Lease for one (1) period of one (1) year upon all of the same terms and conditions set forth in the Lease except as set forth in this Fourth Amendment to Lease (this “Fourth Amendment”).

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.Term. The Term of the Lease, which but for this Fourth Amendment is scheduled to expire on January 31, 2021 (the “Scheduled Expiration Date”), is hereby extended for one (1) period of one (1) year commencing on February 1, 2021 and expiring on January 31, 2022 (the “Second Extended Term”), unless sooner terminated in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

2.Extension Option. Landlord and Tenant acknowledge and agree that the extension option contained in Section 9.18 of the Lease shall be deleted in its entirety, and Tenant’s only option to extend the Term upon the expiration of the Second Extended Term shall be as set forth in this Section 2.

(A)    On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the herein described option to extend and as of the commencement of the Third Extended Term (as hereinafter defined) (i) there exists no “Event of Default” (defined in Section 7.1 of the Lease) and there have been no more than two (2) Event of Default occurrences during the Term, (ii) the Lease is still in full force and effect, and (iii) Tenant has neither assigned the Lease nor sublet more than twenty-five percent (25%) of the Rentable  Floor Area of the Premises (except for an assignment or subletting permitted without Landlord's consent under Section 5.6.4 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent, which shall be as set forth in Section 2(B) below and except that there shall be no further option to extend) for one (1) period of one (1) year commencing on February 1, 2022 and expiring on January 31, 2023 (the “Third Extended Term”) as hereinafter set forth. Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

(B)    If Tenant desires to exercise said option to extend the Term, then Tenant shall give notice (the “Exercise Notice”) to Landlord, not later than January 31, 2021 exercising such option to extend. During the Third Extended Term, the Annual Fixed Rent for the Premises shall be payable by Tenant at the annual rate of $1,115,226.00 (being the product of (i) $42.00 and (ii) the Rentable Floor Area of the Premises (being 26,553 square feet)). Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant's option to extend the Lease Term in accordance with the provisions of this Section 2(B), then the Lease and the Lease Term hereof shall automatically be deemed extended, for the Third Extended Term, without the necessity for the execution of any additional documents; and in such event all references herein to the Lease Term or the term of the Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term.

3.Annual Fixed Rent.

(A)Annual Fixed Rent for the Premises through the Scheduled Expiration Date shall continue to be payable by Tenant as set forth in the Lease.

(B)During the Second Extended Term, Annual Fixed Rent for the Premises shall be payable by Tenant at the annual rate of $1,088,673.00 (being the product of (i) $41.00 and (ii) the Rentable Floor Area of the Premises (being 26,553 square feet)).

4.Condition of the Premises. Tenant shall accept the Premises in its as-is condition during the Second Extended Term without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto, provided, however, that the foregoing shall not relieve Landlord of its maintenance and repair obligations under the Lease.

5.Brokerage.

(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Fourth Amendment other than Colliers (“Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than Broker with respect to this Fourth Amendment, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fourth Amendment other than Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with any brokers other than Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that is shall be solely responsible for the payment of brokerage commissions to Broker for this Fourth Amendment.

6.Defined Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

7.Ratification of Lease. Except as herein amended, the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease, as previously amended by the First Amendment, the Second Amendment, and the Third Amendment and as further amended by this Fourth Amendment.

8.Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Fourth Amendment and that the person signing this Fourth Amendment on its behalf has been duly authorized to do so.

9.Counterparts. This Fourth Amendment may be executed in counterparts, and such counterparts together shall constitute but one original of the Fourth Amendment. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. Provided it is accompanied by the final version of this Fourth Amendment (including all exhibits, if any), an executed signature page of this Fourth Amendment delivered by facsimile or as a PDF or a similar attachment to an email shall constitute effective delivery of this Fourth Amendment by the party so delivering the same for all purposes with the same force and effect as the delivery of an executed original counterpart.

--SIGNATURE PAGE FOLLOWS --

EXECUTED as of the date and year first above written.

WITNESS: /s/ Casey Jorta	LANDLORD:

BP BAY COLONY LLC, a Delaware limited liability company

By:  BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

By:  BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

By:  BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

By: /s/ Patrick Mulvihill
Name: Patrick Mulvihill
Title: VP, Leasing

TENANT:

WITNESS:	RADIUS HEALTH, INC., a Delaware corporation

/s/ Jon Mahlowitz	By:	/s/ Jesper Hoeiland
	Name:	Jesper Hoeiland
	Title:	President & Chief Executive Officer

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